PriceSmart Announces Second Quarter Results of Operations

San Diego, CA (April 5, 2018) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the second quarter of fiscal year 2018 which ended on February 28, 2018.

For the second quarter of fiscal year 2018, net warehouse club sales increased 5.7% to $816.6 million from $772.3 million in the second quarter of fiscal year 2017. Total revenues for the second quarter of fiscal year 2018 were $839.6 million compared to $793.3 million in the comparable period of the prior year. The Company had 40 warehouse clubs in operation as of February 2018 and 39 clubs in operation as of February 2017.

The Company recorded operating income during the quarter of $37.3 million, as compared to $39.4 million in the prior year. Operating income in the current period included the impact of a $2.6 million charge associated with the Company ending its internal on-line platform development as a result of the acquisition of Aeropost, Inc., and $525,000 in deal costs associated with the acquisition.

Net income was $14.1 million, or $0.47 per diluted share, in the second quarter of fiscal year 2018 as compared to $27.2 million, or $0.90 per diluted share, in the second quarter of fiscal year 2017. The Company's results for the second quarter of fiscal year 2018 reflect the effect of U.S. Tax Reform. We have made a provisional estimate of the one-time transitional repatriation tax on unremitted foreign earnings (“Transition Tax”) of approximately $13.4 million that was recorded as an income tax expense in the second quarter of fiscal 2018, and a non-cash income tax charge of approximately $822,000 related to the re-measurement of certain U.S. deferred tax assets and liabilities based on the reduction in U.S. corporate income tax rates from 35% to 21%.  The resulting net impact to earnings in the quarter related to U.S. Tax Reform, including the new beneficial 21% tax rate on current earnings, was approximately $0.42 per share.

For the first six months of fiscal year 2018, net warehouse club sales increased 4.9% to $1,562.0 million from $1,488.4 million in the first six months of fiscal year 2017. Total revenues for the first half of fiscal year 2018 increased 4.8% to $1,606.6 million from $1,532.9 million in the same period of the prior year. For the first six months of fiscal year 2018, the Company recorded operating income of $70.4 million and net income of $36.6 million, or $1.21 per diluted share. During the same six month period in fiscal year 2017, the Company recorded operating income of $77.8 million and net income of $52.1 million, or $1.72 per diluted share.

PriceSmart management plans to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, April 6, 2018, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (855) 209-8211 for domestic callers or (412) 317-5214 for international callers, and asking to join the PriceSmart, Inc. call. A digital replay will be available through April 13, 2018, following the conclusion of the call by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering replay access code 10117031.

 About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 40 warehouse clubs in 12 countries and one U.S. territory (seven each in Colombia and Costa Rica; five in Panama; four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands). Additionally, PriceSmart through its Aeropost subsidiary provides logistics, payment and ecommerce services in Latin America and the Caribbean.  Aeropost serves customers in 38 countries with Costa Rica, Trinidad and Jamaica as its largest markets.

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, the following external and internal risks:

External Risks

•	Natural disasters that might cause damages not covered by insurance;
•	Negative macroeconomic conditions;
•	Volatility in foreign currency exchange rates and limitations on our ability to convert foreign currency to US dollars;
•	Changes in, and inconsistent enforcement of laws and regulations in countries where we operate, including those related to tariffs and taxes;
•	Compliance risks;
•

Crime and security concerns, which can adversely affect the economies of the countries in which we operate and which require us to incur additional costs to provide additional security at our warehouse clubs;

•	Recoverability of moneys owed to PriceSmart from governments in countries where we do business; and
•	The possibility of operational interruptions related to union work stoppages;

Internal Risks:

•	We might not identify or effectively respond to changes in consumer shopping preferences with resulting negative effects on our sales and market share;
•	Significant competition, including from international online retailers;
•	Limitations on the availability of appropriate sites for new warehouse clubs could adversely affect growth;
•	We may experience increased costs, delays or failure in our efforts to integrate our online commerce with our traditional brick and mortar business;
•	Cost increases from product and service providers;
•	Interruption of supply chains, which might adversely impact on our ability to import merchandise;
•	Failure to maintain our brand’s reputation;
•	Exposure to product liability claims and product recalls;
•	Failure to maintain our computer systems and/or disruption in those systems;
•	Delays or cost overruns implementing our new Enterprise Resource Planning system;
•	Any failure to maintain the security of the information we hold relating to our company, our members, employees and suppliers;
•	Failure to attract and retain qualified employees, significant increases in wage and benefit expenses, or changes in labor laws with consequent material adverse effect on our financial performance;
•	Changes in accounting standards affecting management's financial assumptions, projections, estimates and judgments; and
•

a few of our stockholders own approximately 25.3% of our voting stock as of February 28, 2018, which may make it difficult to complete some corporate transactions without their support and may impede a change in control

The risks described above as well as the other risks detailed in the Company’s U.S. Securities and Exchange Commission (“SEC”) reports, including the Company’s Annual Report on Form 10-K filed for the fiscal year ended August 31, 2017 filed on October 26, 2017, pursuant to the Securities Exchange Act of 1934, see “Part I - Item 1A - Risk Factors,” could materially and adversely affect our business, financial condition and results of operations. These risks are not the only risks that the Company faces. The Company could also be affected by additional factors that apply to all companies operating globally and in the U.S., as well as other risks that are not presently known to the Company or that the Company currently considers to be immaterial.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	February 28,	February 28,	February 28,	February 28,
	2018	2017	2018	2017
Revenues:
Net warehouse club sales	$816,573	$772,273	$1,561,974	$1,488,352
Export sales	9,138	8,172	17,285	18,906
Membership income	12,703	11,833	25,078	23,543
Other income	1,149	1,018	2,298	2,067
Total revenues	839,563	793,296	1,606,635	1,532,868
Operating expenses:
Cost of goods sold:
Net warehouse club	699,355	659,802	1,336,591	1,268,292
Export	8,685	7,761	16,434	17,942
Selling, general and administrative:
Warehouse club operations	71,951	67,784	141,453	133,210
General and administrative	20,258	18,212	39,088	35,014
Pre-opening expenses	81	—	511	(113)
Asset impairment	1,929	—	1,929	—
Loss/(gain) on disposal of assets	40	335	199	742
Total operating expenses	802,299	753,894	1,536,205	1,455,087
Operating income	37,264	39,402	70,430	77,781
Other income (expense):
Interest income	368	549	768	1,051
Interest expense	(992)	(1,644)	(2,247)	(3,298)
Other income (expense), net	210	915	488	(13)
Total other income (expense)	(414)	(180)	(991)	(2,260)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	36,850	39,222	69,439	75,521
Provision for income taxes	(22,707)	(11,989)	(32,822)	(23,426)
Income (loss) of unconsolidated affiliates	5	(14)	21	(7)
Net income	$14,148	$27,219	$36,638	$52,088
Net income per share available for distribution:
Basic net income per share	$0.47	$0.90	$1.21	$1.72
Diluted net income per share	$0.47	$0.90	$1.21	$1.72
Shares used in per share computations:
Basic	30,100	30,004	30,089	29,993
Diluted	30,100	30,008	30,090	29,997
Dividends per share	$0.70	$0.70	$0.70	$0.70

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	February 28,
	2018	August 31,
	(Unaudited)	2017
ASSETS
Current Assets:
Cash and cash equivalents	$152,132	$162,434
Short-term restricted cash	365	460
Receivables, net of allowance for doubtful accounts of $0 and $7 as of February 28, 2018 and August 31, 2017, respectively	8,194	6,460
Merchandise inventories	314,811	310,946
Prepaid expenses and other current assets	30,115	30,070
Total current assets	505,617	510,370
Long-term restricted cash	3,114	2,818
Property and equipment, net	580,117	557,829
Goodwill	35,473	35,642
Deferred tax assets	10,449	15,412
Other non-current assets (includes $4,030 and $2,547 as of February 28, 2018 and August 31, 2017, respectively, for the fair value of derivative instruments)	46,168	44,678
Investment in unconsolidated affiliates	10,786	10,765
Total Assets	$1,191,724	$1,177,514
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$253,579	$272,248
Accrued salaries and benefits	18,682	19,151
Deferred membership income	24,255	22,100
Income taxes payable	8,839	5,044
Other accrued expenses	26,449	26,483
Dividends payable	10,652	—
Long-term debt, current portion	14,160	18,358
Total current liabilities	356,616	363,384
Deferred tax liability	1,800	1,812
Long-term portion of deferred rent	9,014	8,914
Long-term income taxes payable, net of current portion	4,147	909
Long-term debt, net of current portion	82,512	87,939
Other long-term liabilities (includes $670 and $682 for the fair value of derivative instruments and $5,688 and $5,051 for post-employment plans as of February 28, 2018 and August 31, 2017, respectively)	6,401	5,789
Total Liabilities	460,490	468,747

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Equity:
Common stock $0.0001 par value, 45,000,000 shares authorized; 31,310,880 and 31,275,727 shares issued and 30,414,382 and 30,400,742 shares outstanding (net of treasury shares) as of February 28, 2018 and August 31, 2017, respectively	3	3
Additional paid-in capital	427,545	422,395
Tax benefit from stock-based compensation	11,486	11,486
Accumulated other comprehensive loss	(106,250)	(110,059)
Retained earnings	436,207	420,866
Less: treasury stock at cost, 896,498 and 874,985 shares as of February 28, 2018 and August 31, 2017, respectively	(37,757)	(35,924)
Total Equity	731,234	708,767
Total Liabilities and Equity	$1,191,724	$1,177,514